Exhibit 99.1

Walden Education Business

(Carve-Out Walden Operations of Laureate Education)

Combined Financial Report
December 31, 2020 and 2019

Index to Financial Statements

Contents	Page(s)

Report of Independent Auditors	1

Financial Statements

Combined Balance Sheets as of December 31, 2020 and 2019	2

Combined Statements of Operations for the years ended December 31, 2020 and 2019	3

Combined Statements of Changes in Net Parent Investment for the years ended December 31, 2020 and 2019	4

Combined Statements of Cash Flows for the years ended December 31, 2020 and 2019	5

Notes to Combined Financial Statements	6-16

Report of Independent Auditors

To the Management of Walden University, LLC

We have audited the accompanying combined financial statements of the Walden Education Business of Laureate Education, Inc., which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, of changes in net parent investment and of cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Walden Education Business of Laureate Education, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 23, 2021

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Combined Balance Sheets as of

December 31, 2020 and 2019

($ in thousands)	2020	2019
Assets
Current Assets
Cash	$204,723	$58,414
Restricted cash	100,670	151,807
Student tuition and fees receivable, net	32,827	28,413
Prepaid expenses and other current assets	3,736	3,627
Total current assets	341,956	242,261
Property, Equipment and Leasehold Improvements, Net	28,845	36,335
Other Assets
Operating lease right-of-use assets, net	8,683	11,253
Deferred project costs, net	21,022	20,237
Prepaid expenses and other long term assets	14,370	7,837
Deferred tax asset	10,662	6,885
Goodwill	2,812	2,812
Total other assets	57,549	49,024
Total assets	$428,350	$327,620
Liabilities and Net Parent Investment
Current Liabilities
Accounts payable and accrued expenses	$76,585	$62,145
Deferred revenue and student deposits	81,133	73,610
Current portion of operating leases	2,657	2,225
Other current liabilities	191	412
Total current liabilities	160,566	138,392
Long-Term Liabilities
Long term portion of operating leases	6,633	8,969
Total long-term liabilities	6,633	8,969
Total liabilities	167,199	147,361
Commitments and Contingencies
Net Parent Investment	261,151	180,259
Total liabilities and Net Parent Investment	$428,350	$327,620

The accompanying notes are an integral part of these annual combined financial statements.

2

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Combined Statements of Operations

For the Years Ended December 31, 2020 and 2019

($ in thousands)	2020	2019
Revenues
Masters programs	$362,582	$342,270
Doctoral programs	145,345	154,493
Undergraduate programs	66,873	60,908
Other revenues	46,589	42,121
Total revenues, net of scholarships	621,389	599,792
Operating Expenses
Direct costs	408,110	398,615
General and administrative	61,207	49,775
Total operating expenses	469,317	448,390
Operating income	152,072	151,402
Other (expense) income:
Interest income, net	158	216
Other (expense) income	(557)	173
Total other (expense) income	(399)	389
Income before income taxes	151,673	151,791
Provision for income taxes	(38,515)	(39,165)
Net income	$113,158	$112,626

The accompanying notes are an integral part of these annual combined financial statements.

3

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Combined Statements of Changes in Net Parent Investment

For the Years Ended December 31, 2020 and 2019

($ in thousands)	Net parent investment
Balance as of January 1, 2019	$191,994
Adoption of accounting standard	(63)
Net income	112,626
Non-cash stock compensation	992
Net change in parent investment	(125,290)
Balance as of December 31, 2019	180,259
Net income	113,158
Non-cash stock compensation	1,234
Net change in parent investment	(33,500)
Balance as of December 31, 2020	$261,151

The accompanying notes are an integral part of these annual combined financial statements.

4

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Combined Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

($ in thousands)	2020	2019
Cash Flows From Operating Activities
Net income	$113,158	$112,626
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,997	24,806
(Gain) / Loss on disposal of property and equipment	(44)	170
Impairment loss on deferred project costs	11	—
Amortization of operating lease right-of-use assets	3,247	2,911
Provision for doubtful accounts	19,316	18,995
Non-cash stock compensation	1,234	992
Deferred income taxes	(3,777)	(368)
Changes in operating assets and liabilities:
Student tuition and fees receivable	(23,730)	(19,775)
Prepaid expenses	(109)	655
Other long-term assets	(6,533)	(7,743)
Accounts payable and accrued expenses	14,189	16,570
Deferred student tuitions and fees	7,523	(567)
Other liabilities	(2,802)	(3,748)
Net cash provided by operating activities	143,680	145,524
Cash Flows From Investing Activities
Purchases of property and equipment	(6,425)	(8,866)
Additions to deferred project costs	(8,583)	(5,677)
Net cash used in investing activities	(15,008)	(14,543)
Cash Flows From Financing Activities
Net change in parent investment	(33,500)	(125,290)
Net cash used in financing activities	(33,500)	(125,290)
Net increase in cash and restricted cash	95,172	5,691
Cash and Restricted cash
Beginning of year	210,221	204,530
End of year	$305,393	$210,221
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment in accrued expenses	$553	$223
Reconciliation of Cash and Restricted cash
Cash	$204,723	$58,414
Restricted cash	100,670	151,807
Total Cash and Restricted cash shown in the Statements of Cash Flows	$305,393	$210,221

The accompanying notes are an integral part of these annual combined financial statements.

5

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 1.  Nature of Business

The Walden Education Business (“Walden”, “we”, “us” or “our”) of Laureate Education, Inc. (“Laureate”, “LEI”, or “Parent”) operates an institution of higher education under the trade name of Walden University, providing students with bachelors, masters and doctoral degrees and certificates online in a broad range of disciplines including health sciences, counseling, criminal justice, human services, management, psychology, education, public health, nursing, social work, public administration and information technology. Walden is accredited by the Higher Learning Commission in addition to a number of specialized accreditations. Walden is a registered institution in the state of Minnesota and is currently authorized, licensed, registered, exempt or not subject to approval in all states of the United States, except New York and Rhode Island. On September 11, 2020, our Parent, entered into Membership Interest Purchase Agreement with AdTalem Global Education, Inc. (“Adtalem” or the "Purchaser"), to sell all of the issued and outstanding membership interests in Walden e-Learning, LLC, and its subsidiary, Walden University, LLC, as well as carve-out operations of LEI in exchange for a purchase price of $1,480 million in cash, subject to certain adjustments set forth in the Purchase Agreement. The closing of the transaction is expected to occur toward the end of 2021 and is subject to customary closing conditions, including regulatory approval by the U.S. Department of Education and the Higher Learning Commission and required antitrust approvals.

Note 2.  Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The combined financial statements have been prepared on a standalone basis and included the operations, financial position, and cash flows of Walden E-Learning, LLC and Subsidiary, related Laureate Higher Education Group (LHEG) Shared Services, and certain Laureate corporate cost allocations (the “Walden Education Business”) as carved out from the historical consolidated financial statements of Laureate using both specific identification and the allocation methodologies described below. A statement of comprehensive income has not been presented as there are no differences. We believe the assumptions underlying the combined financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by Walden. However, these shared expenses may not represent the amounts that would have been incurred had Walden operated autonomously or independently from Laureate. Actual costs that would have been incurred if Walden had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions in various areas such as information technology and infrastructure.

Net parent investment represents Laureate’s historical investment in us, the net effect of transactions with and allocations from Laureate. All charges and allocations of costs for facilities, functions, and services performed by Laureate have been deemed paid by the Business to Laureate in the period in which the cost was recorded in the combined statements of Changes in Net Parent Investment. While we do own and maintain separate bank accounts our Parent uses a centralized approach to cash management and funds our operating and investing activities as needed. Accordingly, cash held by our Parent at the corporate level was not allocated to us for any of the periods presented. We reflect the cash generated by our operations and expenses paid by our Parent on our behalf as a component of “Net Parent Investment” on our combined balance sheets, and as a net change in parent investment in our combined statements of cash flows. Intracompany balances and accounts within Walden have been eliminated.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

During the periods presented, Walden functioned as part of the larger group of schools controlled by Laureate, and accordingly, utilized centralized functions, such as academic support, technology, financial services, marketing, product development, sales and other management and administrative services to support continuing operations and to help accelerate the Walden business plan. As consideration of these services, Walden is allocated a monthly management fee that is based on LEI's good faith estimate of the portion of the centralized costs incurred by the LEI shared services group attributable to Walden. Laureate also performed certain corporate functions for Walden. The corporate expenses related to Walden have been allocated from the Parent. These allocated costs are primarily related to certain governance and corporate functions such as finance, treasury, tax, human resources, legal, investor relations, and certain other costs. Where it is possible to specifically attribute such expenses to activities of Walden, these amounts have been charged or credited directly to Walden without allocation or apportionment. Allocation of other such expenses is based on a reasonable reflection of the utilization of the services provided or benefits received by Walden during the periods presented on a consistent basis, such as, but not limited to, apportioned salary and benefits based on time spent, and relative percentage of headcount. The aggregate costs allocated for these functions to Walden are included within the combined statements of operations as part of their natural functional expense groupings within direct costs and general and administrative expenses and are shown in detail within the following table.

	2020	2019
Walden shared service costs (1)	$14,326	$95,174
Stock compensation expense (2)	1,234	992
Laureate corporate expense allocation (3)	5,091	5,907
Laureate allocated tradename (4)	1,561	—
	$22,212	$102,073

(1)	Under an existing shared services agreement with LEI which renewed on January 1, 2020 (disclosed above) and additional Parent's Corporate shared service cost allocated to Walden. Effective January 1, 2020 approximately 800 non- faculty employees were moved to be a direct cost to Walden from Shared Services.
(2)	Stock compensation expense represents both the allocation of the Parent's Corporate stock compensation expense and the costs specifically identifiable to Walden employees.
(3)	Represents the additional costs of the centralized functions of the Parent allocated to Walden.
(4)	Walden is also benefiting from the use of Laureate’s tradename. As LEI incurred amortization expenses in 2020 associated with this tradename, amortization expenses have been allocated to Walden. In 2019, the tradename had an indefinite life, thus no amortization was allocated.

Laureate used a centralized approach to cash management and financing its operations. Historically, the majority of Walden cash was transferred to the Parent on a periodic basis. This arrangement is not reflective of the manner in which Walden would have been able to finance its operations had it been a standalone business separate from the Parent during the periods presented. Transactions between Walden and Laureate and its subsidiaries are reflected in the combined balance sheets as “Net parent investment” and in the combined statements of cash flows as a financing activity in “Net change in net parent investment”.

Additionally Walden uses various assets paid for by Laureate as well as liabilities incurred to operate its business consisting of but not limited to the following: prepaid expenses, fixed assets (leasehold improvements, furniture and equipment, computer and software), surety bonds collateralized with restricted cash which is a requirement for Walden to operate in various states, allocable employee benefit plan costs attributable to Walden employees, accrued expenses and operating leases for the benefit of Walden which have been deemed attributable to, and reflective of the historical operations of Walden. The assets and liabilities have historically been accounted for by Laureate as contracts which are shared among the Laureate network or that Laureate was deemed the obligor. The amounts recorded in these combined financial statements may not be representative of the amounts that would have been incurred had Walden been an entity that operated independently of Laureate. Consequently, these combined financial statements may not be indicative of Walden’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had Walden operated as a separate entity apart from Laureate during the periods presented.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

Our Parent’s debt and related interest expense have not been allocated to us for any of the periods presented since we are not the legal obligor of the debt, and our Parent’s borrowings were not directly attributable to us.

Estimates and Assumptions

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

The outbreak of COVID-19 has caused domestic and global disruption in operations for institutions of higher education. The long-term impact to Walden of the COVID-19 outbreak depends on numerous factors, including the effect on student enrollment in future periods, which cannot be fully determined at this time. As a result, the full impact of COVID-19 and the scope of any adverse impact on our finances and operations, may materially impact accounting estimates and assumptions, cannot be fully determined at this time.

Cash

Walden considers all highly liquid investments with an original maturity date of three months or less, when purchased, to be cash equivalents. No cash equivalents existed at December 31, 2020 and 2019.

Restricted Cash

Walden participates in the United States Department of Education (“DOE”) Title IV student financing assistance lending programs (“Title IV Programs”). At times, the DOE may require institutions to post standby letters of credit (“LOC”) in order to continue participation in Title IV programs. LOC requirements are based on a number of considerations including recent changes in ownership and failure to meet minimum financial ratio requirements set forth by the DOE. Walden is included within a group letter of  credit  with  other U.S.  based institutions controlled by LEI totaling $83,576 and $127,252 as of December 31, 2020 and 2019, respectively. As of December 31, 2020 Walden’s portion represents 100.0%, or $83,576, of the LOC that expires January 31, 2022. See Note 8 for renewal information on this LOC.

Walden is also required by various states to post a surety bond. The bonds reflect a financial guarantee of the total amount of non-title IV adjusted gross tuition and fees from the enrollment of students totaling $17,094 and $25,552 as of December 31, 2020 and 2019, respectively.

As of December 31, 2020 and 2019, Walden's restricted cash balance was $100,670 and $151,807, respectively, and held by the issuing banks as collateral for the LOC and surety bonds. The surety bonds collateral included a portion accounted for by Laureate as of December 31, 2019 totaling $15,843, and included in the combined financial statements as Walden is the principal on the surety bonds. During the year ended December 31, 2020 the surety bonds collateral accounted for by Laureate was transferred to Walden.

In addition, over the course of the years ended December 31, 2020 and 2019, Walden received Title IV program funds in advance of billing students for educational services. As a trustee of these Title IV program funds, Walden is required to maintain and restrict these funds pursuant to the terms of the institution’s program participation agreement with the DOE. As of December 31, 2020 and 2019, there was no restricted cash related to advanced payments of Title IV program funds.

Concentration of Credit Risk

Financial instruments that potentially expose Walden to concentrations of credit risk consist primarily of cash and student tuition and fees receivable. Walden has cash with financial institutions in excess of federally insured limits. As of December 31, 2020 and 2019, we have not experienced losses related to amounts in excess of federally insured limits and believes it is not exposed to any significant credit risk on cash.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

Student tuition and fees receivable are unsecured and are derived from students enrolled in Walden’s educational programs. Student receivables are not collateralized; however, credit risk is reduced as the amount owed by any individual student is small relative to the total student tuition and fees receivables.

Revenue Recognition

Our revenues consist of tuition, educational product & service revenues, and student fees. Tuition revenues are recognized ratably on a straight-line basis over each academic session as the performance obligations are satisfied. Revenues from the sale of educational products are generally recognized point in time upon delivery. Educational services, such as continuing professional education, are recognized ratably as services are rendered which generally approximate one to three days in length, and collectability is probable.

We have elected a practical expedient portfolio approach for assessing student collectability given the large volume of homogeneous transactions and assess all students as one portfolio. Due to our high collection rate, management does not expect there to be any material differences from assessing the portfolio when compared to collectability on a student by student basis.

Billings on student contracts are billed at the start of each academic session and are paid over the term. Generally, students cannot re-enroll for the next academic session without satisfactory resolution of any past-due amounts.

Revenue is reported net of scholarships and other discounts, refunds and waivers. Management has determined that variable consideration need not be estimated at contract inception as scholarships and other discounts are usually known and taken at contract inception and refunds would not need to be accounted throughout the semester as revenue will only be recognized for the proportional amount of education provided and no amount of revenue recognized will be subject to a refund. For the years ended December 31, 2020 and 2019, our revenue was reduced by scholarships and discounts of $107,483 and $116,791 respectively, that we have offered to our students.

Deferred revenue and student deposits, which consist of tuition paid prior to the start of academic session and unearned tuition amounts, begins to be recognized as revenue after an academic session begins. If a student withdraws within the refund period, we are obligated to issue a refund according to the refund policy and the timing of the student’s withdrawal. The amount of refund obligations are reduced over the course of the academic term. Refunds are recorded as a reduction of deferred revenue and student deposits, as applicable. Deferred revenue and student deposits totaled $81,133 and $73,610 at December 31, 2020 and 2019, respectively.

Student Tuition and Fees Receivable

Student tuition and fees receivable primarily consists of tuition and educational services and are recognized when an academic session begins, although students generally enroll in courses prior to the start of the academic session. Receivables are recognized only to the extent that amounts are due and collection is probable. The receivable balance as of December 31, 2020 and 2019 totaled $51,186 and $44,362, respectively.

Allowance for Doubtful Accounts

Walden uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce the student tuition and fees receivable to net realizable value. Walden estimates the amount of the required allowance by reviewing the status of past-due receivables, analyzing historical bad debt trends, as well as analysis of aged accounts receivable balances with allowances generally increasing as the receivable ages. The analysis of receivables is performed monthly, and allowances are adjusted accordingly. Receivables are generally due on the date on which the related class commences.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

Additionally, a substantial portion of our receivables are derived from students that participate in the Title IV programs administered by the DOE. Walden writes off receivables deemed to be uncollectible to the allowance for doubtful accounts when all collection efforts have been exhausted. Allowance for student tuition and fees was $18,359 and $15,949 as of December 31, 2020 and 2019.

Property, Equipment and Leasehold Improvements, and Impairment of Long-Lived Assets Property, equipment and leasehold improvements are recorded at cost, except for assets acquired using acquisition accounting, which are recorded at fair value. Depreciation is provided on the straight-line method over estimated useful lives, or the shorter of the term of the lease for leasehold improvements. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is credited or charged to income. Assets under construction are recorded in construction-in-progress until they are available for use. Maintenance and repairs costs are charged to operating expenses as incurred. Improvements and betterments are capitalized and depreciated over the remaining useful life of the related asset.

Long-lived assets, which include property, equipment, and leasehold improvements are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. No impairment of long-lived depreciable assets occurred during the years ended December 31, 2020 and 2019.

Walden analyzes individual leases to determine whether it should be classified as finance or operating. For operating leases, right-of-use assets and lease liabilities are recognized at the commencement date of the lease based on the estimated present value of lease payments over the lease term. For finance leases, the assets and lease liabilities are initially recorded at the present value of the future minimum lease payments. As our leases do not provide an implicit rate, we use our own incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

Deferred Project Costs

Deferred project costs include the direct cost of internally developing proprietary educational products and materials or the purchase of similar costs from affiliated companies that have extended useful lives. These costs are capitalized and amortized on a straight-line basis over the estimated period that the associated products are expected to generate revenues, which generally approximates five years. Walden had $21,022 and $20,237 of capitalized deferred project costs as of December 31, 2020 and 2019, respectively.

Deferred costs are evaluated for impairment on a quarterly basis through review of the corresponding course catalog. If a course is no longer listed or offered in the current course catalog, then the costs associated with its development are written off. Costs that do not meet capitalization criteria are expensed as incurred.

Goodwill

Goodwill consists of the excess of cost of acquired enterprises over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed. Goodwill is reviewed for impairment annually during Walden’s fourth fiscal quarter, or more frequently if impairment indicators arise. A qualitative assessment is performed to determine whether it is more likely than not that the fair value of the reporting unit is impaired. If it is more likely than not, a comparison of fair value, which is determined utilizing both a market value method and discounted projected future cash flows, to carrying value is performed for the purpose of identifying impairment. The carrying value of goodwill at December 31, 2020 and 2019 was $2,812. No impairment of goodwill occurred during the years ended December 31, 2020 and 2019.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

Stock-Based Compensation

Stock-based compensation expense allocated from the Parent's Stock Incentive Plan is based on the grant-date fair value, as calculated by the Black-Scholes option pricing model. Stock-based compensation expense, less estimated forfeitures, is recognized on a straight-line basis over the requisite service period for time based vesting awards and on a graded expense attribution method for performance based vesting awards to the extent that it is probable that the stated annual performance target will be achieved and awards will vest for any year. The estimated forfeitures are calculated based on historical activity, expected employee turnover, and other qualitative factors which are adjusted for changes in estimates and award vesting.

Income Taxes

Walden is included in the Parent's consolidated income tax return as a wholly-owned subsidiary. For purposes of these stand-alone financial statements, Walden applies the separate-return approach to allocate current and deferred tax as if we were a separate taxpayer rather than a member of the Parent's consolidated tax return. Accordingly, we recognize a provision for income taxes that includes federal and state income taxes using the liability method of accounting. Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases including net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Walden also is a party to a tax-sharing agreement with the Parent that includes provisions governing the allocation of tax liabilities that is calculated as if we were subject to income taxes as a separate stand-alone corporation.

Management evaluated Walden's tax positions and concluded there were no uncertain tax positions taken that require adjustment to the financial statements. With few exceptions, Walden is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for the tax years before 2017.

Financial Instruments

Walden’s financial instruments consist of cash, restricted cash, student tuition and fees receivable, other receivables, accounts payable and accrued expenses, and are carried at cost.

Advertising Costs

Advertising costs which are expensed as incurred totaled $124,089 and $108,067 for the years ended December 31, 2020 and 2019. Advertising expenses are included in direct costs in the accompanying combined statement of operations.

Contingencies

Walden accrues for contingent obligations when it is probable that a liability is incurred and the amount or range of amounts is reasonably estimable. As new facts become known to management, the assumptions related to a contingency are reviewed and adjustments are made, as necessary. Refer to Note 7 for further details of contingency matters.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, which sets forth a “current expected credit loss” (CECL) model and requires companies to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. ASU 2016-13 applies to financial instruments that are not measured at fair value, including receivables that result from revenue transactions. This ASU is effective for Walden beginning on January 1, 2023 with early adoption permitted. We adopted this standard as of January 1, 2020 and this did not have a material impact on our combined financial statements.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 2.  Significant Accounting Policies (continued)

In January 2017, the FASB issued ASU 2017-04 in order to simplify the test for goodwill impairment by eliminating Step 2, which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill. This new guidance was be effective for Walden beginning on January 1, 2023, with early adoption permitted. We adopted this standard as of January 1, 2020 and this did not have a material impact on our combined financial statements.

Note 3.  Property, Equipment and Leasehold Improvements

Walden's property, equipment and leasehold improvements as of December 31, 2020 and 2019 consisted of the following:

	Estimated
	Useful Life	2020	2019
Leasehold improvements	5 - 15 years	$10,198	$12,778
Furniture and fixtures	5 - 7 years	3,299	3,491
Computer hardware, software and other equipment	2 - 12 years	100,643	104,251
		114,140	120,520
Less: accumulated depreciation		(87,532)	(86,783)
		26,608	33,737
Construction in progress		2,237	2,598
Property, Equipment and Leasehold Improvements, Net		$28,845	$36,335

For the year ended December 31, 2020, Walden recorded depreciation and gain on disposal of property and equipment and leasehold improvements of $14,288 and $(44), respectively, which are reflected in the accompanying combined statement of operations.

For the year ended December 31, 2019, Walden recorded depreciation and loss on disposal of property and equipment and leasehold improvements of $18,446 and $170, respectively, which are reflected in the accompanying combined statement of operations.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 4.  Leases

Walden conducts a significant portion of its operations at leased facilities. The facilities include our corporate headquarters and other office locations that support our operations. Walden analyzes each lease agreement to determine whether is should be classified as a finance lease or an operating lease. As a result of adopting ASC Topic 842 on January 1, 2019, we recorded on our balance sheet significant asset and liability balances associated with operating leases and no finance leases, as described further below.

Our operating lease agreements are primarily for real estate space and are included within operating lease right-of-use assets and operating lease liabilities on the combined balance sheet. The terms of our operating leases vary with certain leases containing renewal options and provide for increasing rent over the term of the lease.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. As discussed in Note 2, Significant Accounting Policies, right-of-use assets and lease liabilities are recognized at the commencement date of the lease based on the estimated present value of lease payments over the lease term. Our variable lease payments consist of non-lease services related to the lease. Variable lease payments are excluded from the right-of-use assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. Some of our lessee agreements include options to extend the lease, which we do not include in our minimum lease terms unless they are reasonably certain to be exercised. Supplemental balance sheet information related to leases as of December 31, 2020 and 2019 was as follows:

	2020	2019
Operating lease right-of-use assets, net	$8,683	$11,253

Current portion of operating leases	$2,657	$2,225
Long-term operating leases, less current portion	6,633	8,969
Total lease liabilities	$9,290	$11,194

Weighted average remaining lease terms	3.6	4.5
Weighted average discount rate	4.91%	5.18%

Operating lease costs	$3,831	$5,995
Short-term lease expense	—	231
Variable lease costs	715	1,024
Total Operating lease cost, including amounts allocated by parent	$4,546	$7,250
Total cash paid for operating leases	$3,553	$4,342

Future minimum rental payments under these leases, summarized by year, were as follows as of December 31, 2020:

2021	$3,111
2022	2,496
2023	2,390
2024	2,255
Total minimum lease payments	10,252
Less: interest	(962)
Present value of lease liabilities	$9,290

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 5.  Deferred Project Costs

Walden's deferred project costs as of December 31, 2020 and 2019 consisted of the following:

	2020	2019
Deferred projects costs	$98,393	$94,427
Less: accumulated amortization	(81,229)	(77,922)
	$17,164	$16,505
Projects in development	3,858	3,732
Deferred project costs, net	$21,022	$20,237

For the years ended December 31, 2020 and 2019 Walden recorded amortization of deferred project costs of $7,709 and $6,360, respectively, and loss on impairment of deferred projects of $11 and $0, respectively, which are reflected in the accompanying combined statement of operations.

Note 6.  Income Taxes

The significant components of Walden's provision for income taxes for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Current
Federal	$33,231	$30,271
State	9,061	9,263
Total Current Expense	42,292	39,534

Deferred
Federal	(2,795)	(455)
State	(982)	86
Total Deferred Expense	(3,777)	(369)
Total provision for income taxes	$38,515	$39,165

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 6.  Income Taxes (continued)

The tax effects of the temporary differences between financial and income tax accounting that give rise to Walden's deferred tax assets and liabilities at December 31, 2020 and 2019 were as follows:

	2020	2019
Deferred tax assets
Deferred compensation	$6,962	$4,627
Allowance for doubtful accounts	4,749	4,077
Nondeductible reserves	685	655
Operating lease liability	497	2,862
Unrealized Loss	182	—
Total deferred tax assets	13,075	12,221
Deferred tax liabilities
Depreciation	(1,345)	(1,666)
Amortization of intangible assets	(727)	(719)
Unrealized gain	—	(73)
Operating lease right-of-use assets, net	(340)	(2,877)
Total deferred tax liabilities	(2,412)	(5,335)
Net deferred tax assets	$10,662	$6,885

Walden files a consolidated federal income tax return with LEI, who has net operating loss carryforwards available to offset future taxable income. The statements above are prepared as if Walden filed a stand-alone tax return and was not considered part of a consolidated tax return.

A reconciliation of the reported income tax expense to the amount that would result by applying the U.S. federal statutory rate of 21% to income before income taxes for the year ended December 31, 2020 and 2019 was as follows:

	2020	2019
Tax expense at U.S. statutory rate of 21%	$31,851	$31,876
State income tax expense, net of federal tax effect	6,382	7,386
Deferred only adjustment - Depreciation	—	(491)
Deferred only adjustment Excess Tax Benefits	—	132
Deferred Adjustments	337	—
Effect of permanent differences and other	(55)	262
Income tax expense	$38,515	$39,165

For the years ended December 31, 2020 and 2019, Walden's effective tax rate was approximately 25% and 26%, respectively.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 7.  Commitments and Contingencies

Other Commitments

Walden participates in student financial aid through the Federal Department of Education’s Guaranteed Student Loan Program (the “Program”). Transfers of funds from the financial aid programs to Walden are made in accordance with the DOE requirements.

The financial aid and assistance programs are subject to political and budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex regulations govern the financial assistance programs in which Walden’s students participate. Walden’s administration of these programs is periodically reviewed by various regulatory agencies. Any regulatory violation could be the basis for the initiation of potential adverse actions including a suspension, limitation or termination proceeding which could have a material adverse effect on us. While unlikely, if we were to lose our eligibility to participate in federal student financial aid programs, the students at that institution would lose access to funds derived from those programs and would have to seek alternative sources of funds to pay their tuition and fees. Management believes there are no matters of noncompliance that could have a material effect on the accompanying combined financial statements or our liquidity.

Litigation Matters

From time to time, Walden can be a defendant in various lawsuits. Management monitors the status of such events and accrues an estimated amount when an obligation becomes probable and estimable. As of December 31, 2020 and 2019 no amounts were accrued for such events.

Regulatory Matters

Our business is subject to regulatory oversight and from time to time we must respond to inquiries about its compliance with the various statutory requirements under which it operates. On September 14, 2020, Walden University (Walden) received a letter from the Civil Division of the United States Department of Justice (referred to herein as “DOJ”) indicating that the DOJ is examining whether Walden, in the operation of its Masters of Science in Nursing program (Nursing Program), may have violated the Federal False Claims Act by misrepresenting compliance with its program participation agreement with the DOE U.S. Department of Education, which agreement covers Walden's participation in federal student financial aid programs under Title IV of the U.S. Higher Education Act. The letter invites Walden to provide information regarding a number of specific areas primarily related to the practicum component of its Nursing Program, but it makes no allegations of any misconduct or wrongdoing by Walden. Further, on November 9, 2020, Walden received notice from the Higher Learning Commission (“HLC”) that a public “Governmental Investigation” designation would be assigned to Walden due to the DOJ inquiry and such designation became effective on November 9, 2020. On November 24, 2020, representatives of Walden met with individuals from the DOJ to present the information requested. Subsequent to that meeting Walden’s representatives have been in contact with the DOJ officials to help advance their understanding of Walden’s policies and practices. While Walden is cooperating with the DOJ’s request to voluntarily provide information, it cannot predict the timing or outcome of this matter. Walden accrues for a liability when it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. The disclosures, accruals or estimates, if any, resulting from the foregoing analysis are reviewed and adjusted to reflect the effect of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular matter. At this time, Walden does not believe that this matter will have a material effect on our financial position, results of operations, or cash flows. Further, consistent with the HLC’s policies and procedures, a Governmental Investigation designation by the HLC could delay or prevent the HLC’s approval of a substantive change application to approve the pending sale of Walden. We continue to evaluate these regulatory developments and the potential impact, if any, on the pending sale of Walden.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 8.  Related Party Transactions

Employee Benefit Plans

Eligible employees of Walden participate in a defined contribution plan administered by LEI under Section 401(k) of the Internal Revenue Code, up to certain annual limits. LEI matches 50% of the first 6% of eligible compensation an employee contributes to the benefit plan. Walden’s match is discretionary and based on LEI's financial performance. Additional discretionary contributions may also be made at the option of LEI. Matching contributions of $3,452 and $2,092 were funded subsequent to the 2020 and 2019 plan year respectively. No additional discretionary contributions were made by LEI. The matching contributions were included in the accompanying combined balance sheets in accounts payable and accrued expenses as of December 31, 2020 and 2019.

Compensation

Walden’s combined financial statements include an expense allocation of non-cash stock compensation from the Parent of $1,234 and $992 for the years ended December 31, 2020 and 2019. Periodically the Parent grants share-based compensation awards, including stock options, restricted stock, and restricted stock unit awards, to Walden employees under the following incentive plan:

2013 Long-Term Incentive Plan

In June 2013, the Board of Directors of the Parent approved the Laureate Education, Inc. 2013 Long- Term Incentive Plan (the “2013 Plan”), as a successor plan to the 2007 Plan.

Under the 2013 Plan, LEI may grant stock options, stock appreciation rights, unrestricted common stock or restricted stock (collectively, "stock awards"), restricted stock units, and other stock-based awards, to eligible Walden individuals on the terms and subject to the conditions set forth in the 2013 Plan. Stock options awards under the 2013 Plan generally have a contractual term of 10 years and are granted with an exercise price equal to the fair market value of Laureate’s stock at the date of grant. Restricted stock and restricted stock units awards under 2013 Plan are measured using the fair value of Laureate’s common stock on the date of grant or the most recent modification date, whichever is later. Stock options and restricted stock units awards are split into two tranches: a time- based vesting and a performance-based vesting tranche. The time-based vesting tranche typically vest over a five-year or three-year period. The performance-based vesting tranche are eligible for vesting based on achieving annual pre-determined performance targets, as defined in the plan, and the continued service of the employee. Certain performance based awards include a catch-up provision, allowing the grantee to vest in any year in which a target is missed if a following year's target is achieved as long as the following year is within the catch up periods as defined in the award agreements. Stock options and restricted stock units granted under the 2013 Plan have provisions for accelerated vesting if there is a change in control of Laureate, as defined by the 2013 Plan.

For Time Options, expense is recognized ratably over the five-year or three-year vesting period. For Performance Options, expense is recognized to the extent that it is probable that the stated annual earnings target will be achieved. Laureate assesses the probability of each performance tranche vesting throughout the life of each grant. For the year ended December 31, 2020, Walden recorded $164 of stock option and $1,070 of restricted stock and restricted stock unit expenses, respectively. For the year ended December 31, 2019, the Company recorded $272 of stock option and $720 of restricted stock and restricted stock unit expenses, respectively.

Walden Education Business

(Carve-Out of Walden Operations of Laureate Education)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 8.  Related Party Transactions (continued)

Pledged Assets

Pursuant to a Second Amended and Restated Collateral Agreement dated as of April 26, 2017 between Walden and Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”), Walden has pledged specific assets as collateral for a revolving credit facility and term loans from various lenders to the Parent. These assets include all of our receivables (except Title IV student loans) as well as our copyrights, patents and trademarks.

Standby Letters of Credit

During the year ended December 31, 2020, the Parent’s LOC in favor of the DOE, which allows Walden and certain other LEI subsidiaries to participate in Title IV programs, decreased by $43,676, to a total of $83,576. Walden comprised 100.0% of the total 2019 Title IV HEA program funds. As of December 31, 2020, $83,576 was held as collateral in a money market account held by the Parent and is included in restricted cash in the accompanying combined balance sheet as the collateral is required for us to participate in the DOE Title IV program.

During the year ended December 31, 2019, the Parent’s LOC in favor of the DOE, which allows Walden and certain other LEI subsidiaries to participate in Title IV programs, decreased by $11,751, to a total of $127,252. The percentage attributable to Walden of 99.2% was calculated based on our portion of the total 2018 Title IV HEA program funds. As of December 31, 2019, $126,255 was held as collateral in a money market account by us and is included in restricted cash in the accompanying combined balance sheet.

Note 9.  Title IV Program Participation

Walden derives a substantial portion of its revenues from Student Financial Aid (“SFA”) received by its students under the Title IV programs administered by the DOE, pursuant to the HEA. To continue to participate in the SFA programs, Walden must comply with the regulations promulgated under the HEA. The regulations restrict the proportion of cash receipts for tuition and fees from eligible programs to be not more than 90 percent from Title IV programs. If an institution fails to satisfy the test for one year, its participation status becomes provisional for two consecutive fiscal years. If the test is not satisfied for two consecutive years, eligibility to participate in Title IV programs is lost for at least two fiscal years. For the years ended December 31, 2020 and 2019, Walden derived 75.97% and 75.87% of cash receipts for tuition and fees from Title IV funds.

Note 10.  Subsequent Events

Management has performed an evaluation of subsequent events through April 23, 2021, which is the date the combined financial statements were available to be issued, noting no additional events which would affect the combined financial statements as of December 31, 2020.